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MORTGAGE

1.        DATE AND PARTIES. The date of this Mortgage (the “Mortgage”) is September 30, 2009 and the parties, their addresses and tax identification numbers, if required, are as follows:

MORTGAGOR:	YTB INTERNATIONAL INC, a Delaware Corporation
1901 East Edwardsville Road
Wood River, Illinois 62095

LENDER:	FH PARTNERS LLC, a Texas limited liability company
P.O. Box 8216 (mail only)
6400 Imperial Drive (delivery only)
Waco, McLennan County, Texas 76714-8216

2.
CONVEYANCE. For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and to secure the Secured Debt (defined below) and Mortgagor's performance under this Mortgage, Mortgagor grants, bargains, sells, conveys, mortgages and warrants to Lender the following described property:

Two tracts of land containing 8.84 acres of land, more or less, the first tract containing 3.84 acres of land, more or less, being part of a 94 acre tract of land described in Deed Book 384, Page 446 in the Madison County, Illinois Recorder’s Office and being a part of the Northeast Quarter of Section 26, Township 5 North, Range 9 West of the Third Principal Meridian, Madison County, Illinois, and the second tract of land containing 5.0 acres of land, more or less, being part of the Southeast Quarter of Section 26, Township 5 North, Range 9 West of the Third Principal Meridian in the County of Madison, State of Illinois, each tract being more particularly described in the attached Exhibit A.

The property is located in Madison County, Illinois at Old Alton Edwardsville Road, Wood River, Illinois, 62095.

The real property described in this Section 2, together with all rights, easements, appurtenances, royalties, mineral rights, oil and gas rights, crops, timber, all diversion payments or third party payments made to crop producers, all water and riparian rights, wells, ditches, reservoirs, and water stock and all existing and future improvements, structures, fixtures, and replacements that may now, or at any time in the future, be part of the real estate described above (is referred to herein as the “Property”).

3.        SECURED DEBT AND FUTURE ADVANCES. The term “Secured Debt” is defined as follows:

A.
A promissory note dated July 26, 2006 in the original principal amount of $2,500,000.00 executed by YTB International Inc., as maker, and payable to the order of Meridian Bank, as renewed and extended from time to time, which note was transferred and assigned by the Federal Deposit Insurance Corporation (the “FDIC”) in its capacity as Receiver of Meridian Bank by an Assignment of Loan and Liens from the FDIC in its capacity as Receiver for Meridian Bank, as assignor, to FH Partners LLC, as assignee, recorded as document number 2009R15102 in the Recorder’s Office, Madison County, Illinois on March 26, 2009, which indebtedness has been modified, renewed and extended by Mortgagor and Lender pursuant to the terms of a Loan Modification, Renewal, and Extension Agreement of even date renewing and extending the current balance of the debt in the amount of One Million Nine Hundred Eighteen Thousand Three Hundred Thirty Eight And 74/100 ($1,918,338.74), and all extensions, renewals, modifications or substitutions of that indebtedness.

B.
All future advances from Lender to Mortgagor or other future obligations of Mortgagor to Lender under any promissory note, contract, guaranty, or other evidence of debt existing now or executed after this Mortgage whether or not this Mortgage is specifically referenced. If more than one person signs this Mortgage, each Mortgagor agrees that this Mortgage will secure all future advances and future obligations that are given to or incurred by any one or more Mortgagor, or any one or more Mortgagor and others. All future advances and other future obligations are secured by this Mortgage even though all or part may not yet be advanced. All future advances and other future obligations are secured as if made on the date of this Mortgage. Nothing in this Mortgage shall constitute a commitment to make additional or future loans or advances in any amount. Any such commitment must be agreed to in a separate writing.

C.	All obligations Mortgagor owes to Lender, which now exist or may later arise, to the extent not prohibited by law.

D.
All additional sums advanced and expenses incurred by Lender for insuring, preserving or otherwise protecting the Property and its value and any other sums advanced and expenses incurred by Lender under the terms of this Mortgage.

4.	PAYMENTS. Mortgagor agrees that all payments under the Secured Debt will be paid when due and in accordance with the terms of the Secured Debt and this Mortgage.

5.
CLAIMS AGAINST TITLE. Mortgagor will pay all taxes, assessments, liens, encumbrances, lease payments, ground rents, utilities, and other charges relating to the Property when due. Lender may require Mortgagor to provide to Lender copies of all notices that such amounts are due and the receipts evidencing Mortgagor's payment. Mortgagor will defend title to the Property against any claims that would impair the lien of this Mortgage. Mortgagor agrees to assign to Lender, as requested by Lender, any rights, claims or defenses Mortgagor may have against parties who supply labor or materials to maintain or improve the Property.

6.
DUE ON SALE OR ENCUMBRANCE. Lender may, at its option, declare the entire balance of the Secured Debt to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of the Property. This covenant shall run with the Property and shall remain in effect until the Secured Debt is paid in full and this Mortgage is released.

7.	TRANSFER OF AN INTEREST IN THE MORTGAGOR. If Mortgagor is an entity other than a natural person (such as a corporation or other organization), Lender may demand immediate payment if:

A.	A beneficial interest in Mortgagor is sold or transferred.

B.	There is a change in either the identity or number of members of a partnership or similar entity.

C.	There is a change in ownership of more than 25 percent of the voting stock of a corporation or similar entity.

However, Lender may not demand payment in the above situations if it is prohibited by law as of the date of this Mortgage.

8.
ENTITY WARRANTIES AND REPRESENTATIONS. If Mortgagor is an entity other than a natural person (such as a corporation or other organization), Mortgagor makes to Lender the following warranties and representations which shall continue as long as the Secured Debt remains outstanding:

A.
Mortgagor is duly organized and validly existing in Mortgagor's state of incorporation or organization. Mortgagor is in good standing in all states in which Mortgagor transacts business. Mortgagor has the power and authority to own the Property and to carry on its business as now being conducted and, as applicable, is qualified to do so in each state in which Mortgagor operates.

B.
The execution, delivery and performance of this Mortgage by Mortgagor and the obligations evidenced by the Secured Debt are within the power of Mortgagor, have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law, or order of court or governmental agency.

C.
Other than previously disclosed in writing to Lender, Mortgagor has not changed its name within the last ten years and has not used any other trade or fictitious name. Without Lender's prior written consent, Mortgagor does not and will not use any other name and will preserve its existing name, trade names and franchises until the Secured Debt is satisfied.

9.
PROPERTY CONDITION, ALTERATIONS AND INSPECTION. Mortgagor will keep the Property in good condition and make all repairs that are reasonably necessary. Mortgagor shall not commit or allow any waste, impairment, or deterioration of the Property. Mortgagor will keep the Property free of noxious weeds and grasses. Mortgagor agrees that the nature of the occupancy and use will not substantially change without Lender's prior written consent. Mortgagor will not permit any change in any license, restrictive covenant or easement without Lender's prior written consent. Mortgagor will notify Lender of all demands, proceedings, claims, and actions against Mortgagor, and of any loss or damage to the Property.

No portion of the Property will be removed, demolished or materially altered without Lender's prior written consent except that Mortgagor has the right to remove items of personal property comprising a part of the Property that become worn or obsolete, provided that such personal property is replaced with other personal property at least equal in value to the replaced personal property, free from any title retention device, security agreement or other encumbrance. Such replacement of personal property will be deemed subject to the security interest created by this Mortgage. Mortgagor shall not partition or subdivide the Property without Lender's prior written consent.

Lender or Lender's agents may, at Lender's option, enter the Property at any reasonable time for the purpose of inspecting the Property. Lender shall give Mortgagor notice at the time of or before an inspection specifying a reasonable purpose for the inspection. Any inspection of the Property shall be entirely for Lender's benefit and Mortgagor will in no way rely on Lender's inspection.

10.
AUTHORITY TO PERFORM. If Mortgagor fails to perform any duty or any of the covenants contained in this Mortgage, Lender may, without notice, perform or cause them to be performed. Mortgagor appoints Lender as attorney in fact to sign Mortgagor's name or pay any amount necessary for performance. Lender's right to perform for Mortgagor shall not create an obligation to perform, and Lender's failure to perform will not preclude Lender from exercising any of Lender's other rights under the law or this Mortgage. If any construction on the Property is discontinued or not carried on in a reasonable manner, Lender may take all steps necessary to protect Lender's security interest in the Property, including completion of the construction.

11.	ASSIGNMENT OF LEASES AND RENTS. Mortgagor assigns, grants, bargains, conveys, mortgages and warrants to Lender as additional security all the right, title and interest in the following:

A.
Existing or future leases, subleases, licenses, guaranties and any other written or verbal agreements for the use and occupancy of the Property, including but not limited to, any extensions, renewals, modifications or replacements (“Leases”).

B.
Rents, issues and profits, including but not limited to, security deposits, minimum rents, percentage rents, additional rents, common area maintenance charges, parking charges, real estate taxes, other applicable taxes, insurance premium contributions, liquidated damages following default, cancellation premiums, "loss of rents" insurance, guest receipts, revenues, royalties, proceeds, bonuses, accounts, contract rights, general intangibles, and all rights and claims which Mortgagor may have that in any way pertain to or are on account of the use or occupancy of the whole or any part of the Property (“Rents”).

C.	In the event any item listed as Leases or Rents is determined to be personal property, this Assignment will also be regarded as a security agreement.

Mortgagor will promptly provide Lender with copies of the Leases and will certify these Leases are true and correct copies. The existing Leases will be provided on execution of the Assignment, and all future Leases and any other information with respect to these Leases will be provided immediately after they are executed. Mortgagor may collect, receive, enjoy and use the Rents so long as Mortgagor is not in default. Mortgagor will not collect in advance any Rents due in future lease periods, unless Mortgagor first obtains Lender's written consent. Upon default, Mortgagor will receive any Rents in trust for Lender and Mortgagor will not commingle the Rents with any other funds. When Lender so directs, Mortgagor will endorse and deliver any payments of Rents from the Property to Lender. Amounts collected will be applied at Lender's discretion to the Secured Debts, the costs of managing, protecting and preserving the Property, and other necessary expenses. Mortgagor agrees that this Mortgage is immediately effective between Mortgagor and Lender and effective as to third parties on the recording of this Assignment.

As long as this Assignment is in effect, Mortgagor warrants and represents that no default exists under the Leases, and the parties subject to the Leases have not violated any applicable law on leases, licenses and landlords and tenants. Mortgagor, at its sole cost and expense, will keep, observe and perform, and require all other parties to the Leases to comply with the Leases and any applicable law. If Mortgagor or any party to the Lease defaults or fails to observe any applicable law, Mortgagor will promptly notify Lender. If Mortgagor neglects or refuses to enforce compliance with the terms of the Leases, then Lender may, at Lender's option, enforce compliance.

Mortgagor will not sublet, modify, extend, cancel, or otherwise alter the Leases, or accept the surrender of the Property covered by the Leases (unless the Leases so require) without Lender's consent. Mortgagor will not assign, compromise, subordinate or encumber the Leases and Rents without Lender's prior written consent. Lender does not assume or become liable for the Property's maintenance, depreciation, or other losses or damages when Lender acts to manage, protect or preserve the Property, except for losses and damages due to Lender's gross negligence or intentional torts. Otherwise, Mortgagor will indemnify Lender and hold Lender harmless for all liability, loss or damage that Lender may incur when Lender opts to exercise any of its remedies against any party obligated under the Leases.

12.
LEASEHOLDS; CONDOMINIUMS; PLANNED UNIT DEVELOPMENTS. Mortgagor agrees to comply with the provisions of any lease if this Mortgage is on a leasehold. If the Property includes a unit in a condominium or a planned unit development, Mortgagor will perform all of Mortgagor's duties under the covenants, by-laws, or regulations of the condominium or planned unit development.

13.	DEFAULT. Mortgagor will be in default if any of the following occur:

A.	Any party obligated on the Secured Debt fails to make payment when due;

B.	A breach of any term or covenant in this Mortgage or any other document executed for the purpose of creating, securing or guarantying the Secured Debt;

C.
The making or furnishing of any verbal or written representation, statement or warranty to Lender that is false or incorrect in any material respect by Mortgagor or any person or entity obligated on the Secured Debt;

D.	The death, dissolution, or insolvency of, appointment of a receiver for, or application of any debtor relief law to, Mortgagor or any other person or entity obligated on the Secured Debt;

E.
A good faith belief by Lender at any time that Lender is insecure with respect to any person or entity obligated on the Secured Debt or that the prospect of any payment is impaired or the value of the Property is impaired;

F.
A material adverse change in Mortgagor's business including ownership, management, and financial conditions, which Lender in its opinion believes impairs the value of the Property or repayment of the Secured Debt; or

G.
Any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G.

14.
REMEDIES ON DEFAULT. In some instances, federal and state law will require Lender to provide Mortgagor with notice of the right to cure or other notices and may establish time schedules for foreclosure actions. Subject to these limitations, if any, Lender may accelerate the Secured Debt and foreclose this Mortgage in a manner provided by law if Mortgagor is in default. Upon default, Lender shall have the right, without declaring the whole indebtedness due and payable, to foreclose against all or part of the Property and shall have the right to possession provided by law. This Mortgage shall continue as a lien on any part of the Property not sold on foreclosure.

At the option of Lender, all or any part of the agreed fees and charges, accrued interest and principal shall become immediately due and payable, after giving notice if required by law, upon the occurrence of a default or anytime thereafter. In addition, Lender shall be entitled to all the remedies provided by law, the terms of the Secured Debt, this Mortgage and any related documents. All remedies are distinct, cumulative and not exclusive, and the Lender is entitled to all remedies provided at law or equity, whether or not expressly set forth. The acceptance by Lender of any sum in payment or partial payment on the Secured Debt after the balance is due or is accelerated or after foreclosure proceedings are filed shall not constitute a waiver of Lender's right to require complete cure of any existing default. By not exercising any remedy on Mortgagor's default, Lender does not waive Lender's right to later consider the event a default if it continues or happens again.

15.
EXPENSES; ADVANCES ON COVENANTS; ATTORNEYS' FEES; COLLECTION COSTS. Except when prohibited by law, Mortgagor agrees to pay all of Lender's expenses if Mortgagor breaches any covenant in this Mortgage. Mortgagor will also pay on demand any amount incurred by Lender for insuring, inspecting, preserving or otherwise protecting the Property and Lender's security interest. These expenses will bear interest from the date of the payment until paid in full at the highest interest rate in effect as provided in the terms of the Secured Debt. Mortgagor agrees to pay all costs and expenses incurred by Lender in collecting, enforcing or protecting Lender's rights and remedies under this Mortgage. This amount may include, but is not limited to, attorneys' fees, court costs, and other legal expenses. This Mortgage shall remain in effect until released. Lender agrees to pay for any recordation costs of such release.

16.
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES. As used in this section, (1) Environmental Law means all federal, state and local laws, regulations, ordinances, court orders, attorney general opinions or interpretive letters concerning the public health, safety, welfare, environment or a hazardous substance; and (2) Hazardous Substance means any toxic, radioactive or hazardous material, waste, pollutant or contaminant which has characteristics which render the substance dangerous or potentially dangerous to the public health, safety, welfare or environment. The term includes, without limitation, any substances defined as "hazardous material," "toxic substances," "hazardous waste" or "hazardous substance" under any Environmental Law.

Mortgagor represents, warrants and agrees that:

A.
Except as previously disclosed and acknowledged in writing to Lender, no Hazardous Substance has been, is, or will be located, transported, manufactured, treated, refined, or handled by any person on, under or about the Property, except in the ordinary course of business and in strict compliance with all applicable Environmental Law.

B.	Except as previously disclosed and acknowledged in writing to Lender, Mortgagor has not and will not cause, contribute to, or permit the release of any Hazardous Substance on the Property.

C.
Mortgagor will immediately notify Lender if (1) a release or threatened release of Hazardous Substance occurs on, under or about the Property or migrates or threatens to migrate from nearby property; or (2) there is a violation of any Environmental Law concerning the Property. In such an event, Mortgagor will take all necessary remedial action in accordance with Environmental Law.

D.
Except as previously disclosed and acknowledged in writing to Lender, Mortgagor and every tenant have been, are and shall remain in full compliance with any applicable Environmental Law and Mortgagor has no knowledge of or reason to believe there is any pending or threatened investigation, claim, or proceeding of any kind relating to (1) any Hazardous Substance located on, under or about the Property; or (2) any violation by Mortgagor or any tenant of any Environmental Law. Mortgagor will immediately notify Lender in writing as soon as Mortgagor has reason to believe there is any such pending or threatened investigation, claim, or proceeding. In such an event, Lender has the right, but not the obligation, to participate in any such proceeding including the right to receive copies of any documents relating to such proceedings.

E.
Except as previously disclosed and acknowledged in writing to Lender, there are no underground storage tanks, private dumps or open wells located on or under the Property and no such tank, dump or well will be added unless Lender first consents in writing.

F.
Mortgagor will permit, or cause any tenant to permit, Lender or Lender's agent to enter and inspect the Property and review all records at any reasonable time to determine (1) the existence, location and nature of any Hazardous Substance on, under or about the Property; (2) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Property; or (3) whether or not Mortgagor and any tenant are in compliance with applicable Environmental Law.

G.
Upon Lender's request and at any time, Mortgagor agrees, at Mortgagor's expense, to engage a qualified environmental engineer to prepare an environmental audit of the Property and to submit the results of such audit to Lender. The choice of the environmental engineer who will perform such audit is subject to Lender's approval.

H.	Lender may perform any of Mortgagor's obligations under this section at Mortgagor's expense.

I.
As a consequence of any breach of any representation, warranty or promise made in this section, (1) Mortgagor will indemnify and hold Lender and Lender's successors or assigns harmless from and against all losses, claims, demands, liabilities, damages, cleanup, response and remediation costs, penalties and expenses, including without limitation all costs of litigation and attorneys' fees, which Lender and Lender's successors or assigns may sustain; and (2) at Lender's discretion, Lender may release this Mortgage and in return Mortgagor will provide Lender with collateral of at least equal value to the Property secured by this Mortgage without prejudice to any of Lender's rights under this Mortgage.

J.
Notwithstanding any of the language contained in this Mortgage to the contrary, the terms of this section shall survive any foreclosure or satisfaction of this Mortgage regardless of any passage of title to Lender or any disposition by Lender of any or all of the Property. Any claims and defenses to the contrary are hereby waived.

17.
CONDEMNATION. Mortgagor will give Lender prompt notice of any pending or threatened action, by private or public entities to purchase or take any or all of the Property through condemnation, eminent domain, or any other means. Mortgagor authorizes Lender to intervene in Mortgagor's name in any of the above described actions or claims. Mortgagor assigns to Lender the proceeds of any award or claim for damages connected with a condemnation or other taking of all or any part of the Property. Such proceeds shall be considered payments and will be applied as provided in this Mortgage. This assignment of proceeds is subject to the terms of any prior mortgage, deed of trust, security agreement or other lien document.

18.	INSURANCE. Mortgagor agrees to maintain insurance as follows:

A.
Mortgagor shall keep the Property insured against loss by fire, flood, theft and other hazards and risks reasonably associated with the Property due to its type and location. This insurance shall be maintained in the amounts and for the periods that Lender requires. What Lender requires pursuant to the preceding two sentences can change during the term of the Secured Debt. The insurance carrier providing the insurance shall be chosen by Mortgagor subject to Lender's approval, which shall not be unreasonably withheld. If Mortgagor fails to maintain the coverage described above, Lender may, at Lender's option, obtain coverage to protect Lender's rights in the Property according to the terms of this Mortgage.

B.
All insurance policies and renewals shall be acceptable to Lender and shall include a standard "mortgage clause" and, where applicable, "loss payee clause." Mortgagor shall immediately notify Lender of cancellation or termination of the insurance. Lender shall have the right to hold the policies and renewals. If Lender requires, Mortgagor shall immediately give to Lender all receipts of paid premiums and renewal notices. Upon loss, Mortgagor shall give immediate notice to the insurance carrier and Lender. Lender may make proof of loss if not made immediately by Mortgagor.

C.
Unless otherwise agreed in writing, all insurance proceeds shall be applied to restoration or repair of the Property or to the Secured Debt, whether or not then due, at Lender's option. Any application of proceeds to principal shall not extend or postpone the due date of scheduled payment nor change the amount of any payment. Any excess will be paid to the Mortgagor. If the Property is acquired by Lender, Mortgagor's right to any insurance policies and proceeds resulting from damage to the Property before the acquisition shall pass to Lender to the extent of the Secured Debt immediately before the acquisition.

D.
Mortgagor agrees to maintain comprehensive general liability insurance naming Lender as an additional insured in an amount acceptable to Lender, insuring against claims arising from any accident or occurrence in or on the Property.

E.
Mortgagor agrees to maintain rental loss or business interruption insurance, as required by Lender, in an amount equal to at least coverage of one year's debt service, and required escrow account deposits (if agreed to separately in writing), under a form of policy acceptable to Lender.

19.	ESCROW FOR TAXES AND INSURANCE. Unless otherwise provided in a separate agreement, Mortgagor will not be required to pay to Lender funds for taxes and insurance in escrow.

20.
FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Mortgagor will provide to Lender upon request, any financial statement or information Lender may deem reasonably necessary. Mortgagor agrees to sign, deliver, and file any additional documents or certifications that Lender may consider necessary to perfect, continue, and preserve Mortgagor's obligations under this Mortgage and Lender's lien status on the Property.

21.
JOINT AND INDIVIDUAL LIABILITY; CO-SIGNERS; SUCCESSORS AND ASSIGNS BOUND. All duties under this Mortgage are joint and individual. If Mortgagor signs this Mortgage but does not sign an evidence of debt, Mortgagor does so only to mortgage Mortgagor's interest in the Property to secure payment of the Secured Debt and Mortgagor does not agree to be personally liable on the Secured Debt. If this Mortgage secures a guaranty between Lender and Mortgagor, Mortgagor agrees to waive any rights that may prevent Lender from bringing any action or claim against Mortgagor or any party indebted under the obligation. These rights may include, but are not limited to, any anti-deficiency or one-action laws. Mortgagor agrees that Lender and any party to this Mortgage may extend, modify or make any change in the terms of this Mortgage or any evidence of debt without Mortgagor's consent. Such a change will not release Mortgagor from the terms of this Mortgage. The duties and benefits of this Mortgage shall bind and benefit the successors and assigns of Mortgagor and Lender.

22.
APPLICABLE LAW; SEVERABILITY; INTERPRETATION. This Mortgage is governed by the laws of the jurisdiction in which Lender is located, except to the extent otherwise required by the laws of the jurisdiction where the Property is located. This Mortgage is complete and fully integrated. This Mortgage may not be amended or modified by oral agreement. Any section in this Mortgage, attachments, or any agreement related to the Secured Debt that conflicts with applicable law will not be effective, unless that law expressly or impliedly permits the variations by written agreement. If any section of this Mortgage cannot be enforced according to its terms, that section will be severed and will not affect the enforceability of the remainder of this Mortgage. Whenever used, the singular shall include the plural and the plural the singular. The captions and headings of the sections of this Mortgage are for convenience only and are not to be used to interpret or define the terms of this Mortgage. Time is of the essence in this Mortgage.

23.
NOTICE. Unless otherwise required by law, any notice shall be given by delivering it or by mailing it by first class mail to the appropriate party's address on page 1 of this Mortgage, or to any other address designated in writing. Notice to one mortgagor will be deemed to be notice to all mortgagors.

24.
WAIVERS. Except to the extent prohibited by law, Mortgagor hereby waives and releases any and all rights and remedies Mortgagor may now have or acquire in the future relating to the right of homestead exemption, redemption, reinstatement, appraisement, the marshalling of liens and assets and all other exemptions as to the Property.

25.
MAXIMUM OBLIGATION LIMIT. The total principal amount secured by this Mortgage at any one time shall not exceed $2,500,000.00.  This limitation of amount does not include interest, attorneys fees, and other fees and charges validly made pursuant to this Mortgage. Also, this limitation does not apply to advances made under the terms of this Mortgage to protect Lender's security and to perform any of the covenants contained in this Mortgage.

IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage to be effective as of September 30, 2009.

MORTGAGOR:

YTB International, Inc.

By:	/s/ John D. Clagg, as CFO
Printed Name:	John D. Clagg
Title:	CFO

State of Illinois

County of Madison

This instrument was acknowledged before me this 29th day of September, 2009 by John Clagg, CFO of YTB International, Inc., a Delaware corporation on behalf of such corporation.
/s/ Sandra J. Pippins
Notary Public

My commission expires:

Official Seal
Sandra J. Pippins
Notary Public – State of Illinois
My Commission Expires 02/07/13

Exhibit A
To Mortgage dated September 30, 2009
Executed by YTB International Inc

TRACT ONE:

Part of a 94 acre tract of land described in Deed Book 384, Page 446 in the Madison County, Illinois Recorder’s Office and being a part of the Northeast Quarter of Section 26, Township 5 North, Range 9 West of the Third Principal Meridian, Madison County, Illinois and being more particularly described as follows:

Commencing at a concrete monument at the Southwest corner of the Northeast Quarter of Section 26; Thence South 87 Degrees 49 Minutes 28 Seconds East, along the South line of the Northeast Quarter of Section 26, a distance of 1366.18 feet to the Southwest corner of said 94 acre tract of land; Thence North 01 Degrees 32 Minutes 28 Seconds East, along the West line of said 94 acre tract of land, a distance of 13.17 feet to an iron pin on the Northeasterly right-of-way line of Illinois Route 143 as described in Deed Book 3890, Page 777 in said Recorder’s Office, said point being the point of beginning of the tract of land hereinafter described; Thence North 01 Degrees 32 Minutes 28 Seconds East, along said West line of said 94 acre tract of land, a distance of 482.41 feet to an iron pipe on the South line of a tract of land described in Deed Book 3352, Page 2115 in said Recorder’s Office; Thence South 63 Degrees 41 Minutes 43 Seconds East, along said South line of last stated tract of land, a distance of 15.83 feet to an iron pin, said point being at a corner of a tract of land described in Deed Book 3352, Page 2113 in said Recorder’s Office; Thence South 51 Degrees 20 Minutes 24 Seconds East, along the Southwesterly line of last stated tract of land, a distance of 822.51 feet to an iron pin on said South line of the Northeast Quarter of Section 26; Thence North 87 Degrees 49 Minutes 28 Seconds West, along said South line of the Northeast Quarter of Section 26, a distance of 648.77 feet to an iron pin on said Northeasterly right-of-way line of Illinois Route 143 as described in Deed Book 3890, Page 777;  Thence North 56 Degrees 31 Minutes 49 Seconds West, along said Northeasterly right-of-way line, a distance of 25.33 feet to the point of beginning, containing 3.84 acres, more or less.

TRACT TWO:

All that part of the Southeast Quarter of Section 26, Township 5 North, Range 9 West of the Third Principal Meridian in the County of Madison, State of Illinois, described as follows:  From the intersection point of the Northeasterly right-of-way line of State Route 143 and the East line of said Southeast Quarter of Section 26 said point being located 751.08 feet, more or less, South of the Northeast corner of said Southeast Quarter; measure North 60 degrees 07 minutes 25 seconds West on the Northeasterly right-of-way line of State Route 143, a distance of 206.03 feet to the point of beginning; Thence continuing on the last described line, a distance of 1343.20 feet to a point in the North line of the Southeast Quarter of said Section 26; Thence South 89 degrees 04 minutes East on the North line of the Southeast Quarter, a distance of 674.64 feet; Thence South 52 degrees 45 minutes 03 seconds East, a distance of 130.35 feet; Thence South 36 degrees 02 minutes 57 seconds East, a distance of 651.66 feet; Thence South 20 degrees 30 minutes 38 seconds East, a distance of 19.12 feet; Thence South 05 degrees 50 minutes 22 seconds West, a distance of 37.65 feet to the point of beginning, (Excepting from the above described parcels, a 0.517 acre tract of land along the Northeasterly side of Illinois Route 143 as conveyed to the Illinois Department of Transportation as recorded in Deed Book 3890, page 777), in Madison County, Illinois.